Exhibit 23.2

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements of Bogen Communications International, Inc. on Form S-8 (No. 333-21245) of our report dated March 7, 1997, on our audits of the consolidated financial statements and financial statement schedules of Bogen Communications International, Inc. as of and for the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

New York, New York
March 31, 1999